UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 29, 2010
Odimo Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-51161	223607813

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9858 Clint Moore Road, Boca Raton, Fl	33496

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 993-4703
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-2.1

Item 1.01	Entry into a Material Definitive Agreement.
          On October 29, 2010, Odimo Incorporated, a Delaware corporation (the “Company” or “Odimo”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among Odimo, Elao, LLC, a Florida limited liability company and shareholder of Odimo, Standard Crushed Stone Industry Limited, a Cayman Islands company (“SCSI”) and Republic Rock United Industry Limited (“RRUI”), SCSI’s sole shareholder. Upon the satisfaction or waiver of the conditions set forth in the Share Exchange Agreement, which conditions include the execution of certain agreements which effectively give SCSI control over the business and management of Hubei Jinlong Cement Co., Ltd., a company in the People’s Republic of China engaged in the manufacture and distribution of cement and cement products located in Hubei, China, Odimo will acquire all of the outstanding shares of SCSI through the issuance of that amount of shares which results in current holders of Odimo holding 4.5% of the outstanding shares of Odimo. Upon consummation of the share exchange, the Board of Directors of the Company will consist of three members, all of which shall be appointed by SCSI. The closing of the share exchange is anticipated to occur on or about November 12, 2010.
          The shares of Odimo Common Stock to be issued under the Share Exchange Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws. No registration rights have been granted regarding these shares.
          The foregoing description of the Share Exchange Agreement is only a summary and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.
          The Share Exchange Agreement has been attached hereto pursuant to applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and is not intended to provide any other factual information about the Company or any other party. In particular, the representations, warranties and covenants contained in the Share Exchange Agreement have been made only for the purpose of the Share Exchange Agreement and, as such, are intended solely for the benefit of the parties to the Share Exchange Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain confidential disclosures exchanged by the parties in connection with the execution of the Share Exchange Agreement. Furthermore, many of the representations and warranties in the Share Exchange Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about any of the parties thereto. Likewise, any references to materiality contained in these representations and warranties may not correspond to concepts of materiality applicable to investors or security holders. Security holders and investors are cautioned that they are not third-party beneficiaries under the Share Exchange Agreement and do not have any direct rights or remedies pursuant to the Share Exchange Agreement.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibit is filed to this Report on Form 8-K:

Exhibit No.	Description
2.1
Share Exchange Agreement, dated October 29, 2010 by and among Odimo Incorporated and Elao, LLC, on the one hand and Standard Crushed Stone Industry Limited and Republic Rock United Industry Limited, on the other hand.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODIMO INCORPORATED
October 29, 2010	By:	/s/ Amerisa Kornblum
		Name:	Amerisa Kornblum
		Title:	President